EXHIBIT 4.3.9

            [Form of Remainderman Interest Deed]





THE UNDERSIGNED GRANTOR DECLARES:

     Documentary Transfer Tax is $___________________
     City of ________________________________________
     Parcel No. _____________________________________
          ___  Computed on full value of interest or property conveyed, or
          ___ Computed on full value less value of liens or encumbrances remaining at time of sale

                         GRANT DEED
                    (Remainder Interest)


     THIS GRANT DEED is made the ____ day of __________, 199__, from SMITH'S FOOD & DRUG CENTERS, INC., a Delaware corporation (the "Grantor"), whose address is 1550 S. Redwood Road, Salt Lake City, Utah 84104, to CALIFORNIA-RELCO LIMITED PARTNERSHIP TRUST, (the "Grantee"), whose address is Suite 310, 3 Stamford Landing, Stamford, Connecticut 06902.

     WHEREAS, Grantor holds legal title to certain property, more particularly described in Exhibit A hereto and made a part hereof, together with the ways, easements, rights, privileges and appurtenances thereto (collectively, the "Land Estate") and all buildings and other improvements, whether below or above grade level, now or hereafter existing thereon (collectively, the "Improvements"). The Land Estate and Improvements and hereinafter referred to collectively as the "Property."


      MAIL TAX STATEMENTS TO THE RETURN ADDRESS ABOVE

     NOW THEREFORE in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant, bargain, sell and convey unto Grantee in fee simple the Property, EXCEPTING THEREFROM an estate for years in the Land Estate through midnight January 2, 2019, which estate for years is reserved unto Grantor and its successors and assigns, and which estate for years is being conveyed contemporaneously herewith by that certain Grant Deed (Estate for Years) of even date by Grantor to State Street Bank and Trust Company of California, National Association, which deed is to be recorded in the Official Records of the County where the Property is located immediately preceding this Grant Deed and subsequent to the next mentioned deed, and FURTHER EXCEPTING THEREFROM the Improvements, which are intended to be and shall remain real property and which Improvements being conveyed contemporaneously herewith by that certain Grant Deed (Improvements) of even date by Grantor to State Street Bank and Trust Company of California, National Association, which deed is to be recorded in the Official Records of the County where the Property is located.

     HOWEVER, the conveyance herein is subject to the encumbrances and other matters described in Exhibit B attached hereto and made a part hereof.



                Signature on Following Page


     IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the day and year first above written.


                                             SMITH'S FOOD & DRUG CENTERS,
                         INC., a Delaware corporation



                         By:
                             Name:  Michael C. Frei
                             Title:  Vice President



                        EXHIBIT "A"

                Description of Real Property



                        EXHIBIT "B"

                    Exceptions to Title


1. By acceptance of this Grant Deed, Grantee covenants by and for himself or herself, his or her heirs, executors, administrators and assigns, and all persons claiming under or through them, that there shall be no discrimination against or segregation of, any person or group of persons on account of race, color, creed, religion, sex, marital status, handicap, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the land herein conveyed, nor shall the grantee himself or herself or any person claiming under or through him or her, establish or permit any such practice or practices of discrimination or segregation with referenced to the selection or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the land herein conveyed. The foregoing covenants shall run with the land in perpetuity.

State of ___________     )
                         )
County of _____________  )


     On __________________________ before me, ____________________________,
Notary Public, personally appeared
__________________________________________________   personally known to me
(or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal




        SIGNATURE                            [seal]